SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2010

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Effective December 6, 2010, we entered into a Second Amended and Restated Ownership Limitation Waiver Agreement (Vornado) with Vornado Realty L.P., which we refer to as Vornado.  The Second Amended and Restated Ownership Limitation Waiver Agreement (Vornado) replaces in its entirety the Amended and Restated Ownership Limitation Waiver Agreement (Vornado), as amended, and increases the number of our common shares that Vornado may acquire to 21,351,461, which is approximately 15.29% of our outstanding common shares (assuming redemption of our outstanding operating partnership units) and is the same percentage of our outstanding common shares (assuming redemption of our outstanding operating partnership units) that Vornado was permitted to own when it acquired an additional 8,000,000 of our common shares in November 2008.  As a result, Vornado may acquire an additional 2,882,492 of our common shares.

The foregoing description of the Second Amended and Restated Ownership Limitation Waiver Agreement (Vornado) is qualified in its entirety by the Second Amended and Restated Ownership Limitation Waiver Agreement (Vornado) attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 24, 2010, we announced that we entered into ownership limitation waiver agreements with BlackRock, Inc. and Cohen & Steers Capital Management, Inc. allowing each to own up to 11.8% of our outstanding common shares (assuming redemption of our outstanding operating partnership units).

Item 9.01.                      Financial Statements and Exhibits.

(d)         Exhibits

10.1	Second Amended and Restated Ownership Limitation Waiver Agreement (Vornado)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: December 6, 2010                                                                By:  /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Second Amended and Restated Ownership Limitation Waiver Agreement (Vornado)